AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of February 23, 2000, by and between Fidelity Advisor Intermediate Municipal Income Fund (Intermediate Municipal) and Fidelity Advisor Municipal Income Fund (Municipal Income), funds of Fidelity Advisor Series II (the trust). The trust is a duly organized business trust under the laws of the Commonwealth of Massachusetts with its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Municipal Income and Intermediate Municipal may be referred to herein collectively as the Funds or each individually as the Fund.

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of Intermediate Municipal to Municipal Income solely in exchange for shares of beneficial interest in Class A, Class T, Class B, Class C, and Institutional Class of Municipal Income (the Municipal Income Class Shares) in each case based upon the net asset value attributable to the corresponding class of Intermediate Municipal and the assumption by Municipal Income of Intermediate Municipal's liabilities; and (b) the constructive distribution of such shares by Intermediate Municipal to its shareholders of the corresponding class in complete liquidation and termination of Intermediate Municipal in exchange for all of Intermediate Municipal's outstanding shares. Intermediate Municipal shall receive shares of Class A, Class T, Class B, Class C, and Institutional Class of Municipal Income having a net asset value equal to the value of the net assets of Class A, Class T, Class B, Class C, and Institutional Class of Intermediate Municipal, respectively, on the Closing Date (as defined in Section 6), which shares Intermediate Municipal shall then distribute to its shareholders of the corresponding class. Shareholders of Class A, Class T, Class B, Class C, and Institutional Class of Intermediate Municipal will receive shares of the corresponding class of Municipal Income equal in value to the shares of Intermediate Municipal they are surrendering, based upon the relative net asset values of Class A (Intermediate Municipal) to Class A (Municipal Income), Class T (Intermediate Municipal) to Class T (Municipal Income), Class B (Intermediate Municipal) to Class B (Municipal Income), Class C (Intermediate Municipal) to Class C (Municipal Income), and Institutional Class (Intermediate Municipal) to Institutional Class (Municipal Income), respectively, as of the Closing Date. The foregoing transactions are referred to herein as the quot;Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF INTERMEDIATE MUNICIPAL.

Intermediate Municipal represents and warrants to and agrees with Municipal Income that:

(a) Intermediate Municipal is a series of Fidelity Advisor Series II, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Advisor Series II is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectuses and Statement of Additional Information of Intermediate Municipal, (dated February 14, 2000), previously furnished to Municipal Income, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Intermediate Municipal, threatened against Intermediate Municipal which assert liability on the part of Intermediate Municipal. Intermediate Municipal knows of no facts which might form the basis for the institution of such proceedings;

(e) Intermediate Municipal is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Intermediate Municipal, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Intermediate Municipal is a party or by which Intermediate Municipal is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Intermediate Municipal is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights (of each class), and the Schedule of Investments (including market values) of Intermediate Municipal at October 31, 1999, have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been furnished to Municipal Income. Said Statement of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights (of each class) fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Intermediate Municipal has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 1999 and those incurred in the ordinary course of Intermediate Municipal's business as an investment company since October 31, 1999;

(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Fidelity Advisor Series II on Form N-14 relating to the shares of Municipal Income issuable hereunder and the proxy statement of Intermediate Municipal included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to Intermediate Municipal (i) comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the prospectus filed under the 1940 Act on February 14, 2000 (the Prospectus) (excerpts of which are included in Attachment 2 to the Proxy Statement), insofar as it relates to Intermediate Municipal, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) All material contracts and commitments of Intermediate Municipal (other than this Agreement) will be terminated without liability to Intermediate Municipal prior to the Closing Date (other than those made in connection with redemptions of Class A, Class T, Class B, Class C, and Institutional Class shares and the purchase and sale of portfolio securities made in the ordinary course of business);

(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Intermediate Municipal of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(k) Intermediate Municipal has filed or will file all federal and state tax returns which, to the knowledge of Intermediate Municipal's officers, are required to be filed by Intermediate Municipal and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Intermediate Municipal's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l) Intermediate Municipal has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(m) All of the issued and outstanding Class A, Class T, Class B, Class C, and Institutional Class shares of Intermediate Municipal are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding Class A, Class T, Class B, Class C, and Institutional Class shares of Intermediate Municipal will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders of each class submitted to Municipal Income in accordance with this Agreement;

(n) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Intermediate Municipal will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Intermediate Municipal to be transferred to Municipal Income pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Intermediate Municipal's portfolio securities and any such other assets as contemplated by this Agreement, Municipal Income will acquire Intermediate Municipal's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Municipal Income) and without any restrictions upon the transfer thereof; and

(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Intermediate Municipal, and this Agreement constitutes a valid and binding obligation of Intermediate Municipal enforceable in accordance with its terms, subject to shareholder approval.

2. REPRESENTATIONS AND WARRANTIES OF MUNICIPAL INCOME.

Municipal Income represents and warrants to and agrees with Intermediate Municipal that:

(a) Municipal Income is a series of Fidelity Advisor Series II, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Advisor Series II is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectuses and Statement of Additional Information of Municipal Income (dated December 29, 1999), previously furnished to Intermediate Municipal did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Municipal Income, threatened against Municipal Income which assert liability on the part of Municipal Income. Municipal Income knows of no facts which might form the basis for the institution of such proceedings;

(e) Municipal Income is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Municipal Income, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Municipal Income is a party or by which Municipal Income is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Municipal Income is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights (of each class), and the Schedule of Investments (including market values) of Municipal Income at October 31, 1999, have been audited by PricewaterhouseCoopers, independent accountants, and have been furnished to Intermediate Municipal. Said Statement of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights (of each class) fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Municipal Income has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 1999 and those incurred in the ordinary course of Municipal Income's business as an investment company since October 31, 1999;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Municipal Income of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Municipal Income has filed or will file all federal and state tax returns which, to the knowledge of Municipal Income's officers, are required to be filed by Municipal Income and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Municipal Income's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Municipal Income has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on October 31, 2000;

(k) As of the Closing Date, the Municipal Income Class Shares of beneficial interest of Municipal Income to be issued to Intermediate Municipal will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Municipal Income, and no shareholder of any class of Municipal Income will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Municipal Income, and this Agreement constitutes a valid and binding obligation of Municipal Income enforceable in accordance with its terms, subject to approval by the shareholders of Intermediate Municipal;

(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Municipal Income, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectuses, as amended or supplemented, insofar as it relates to Municipal Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(n) The issuance of the Municipal Income Class Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and

(o) All of the issued and outstanding shares of beneficial interest of Municipal Income have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the requisite approval of the shareholders of Intermediate Municipal and to the other terms and conditions contained herein, Intermediate Municipal agrees to assign, sell, convey, transfer, and deliver to Municipal Income as of the Closing Date all of the assets of Intermediate Municipal of every kind and nature existing on the Closing Date. Municipal Income agrees in exchange therefor: (i) to assume all of Intermediate Municipal's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Intermediate Municipal the number of full and fractional Municipal Income Class Shares having a net asset value equal to the value of the net assets of the corresponding class of Intermediate Municipal transferred hereunder, less the value of the liabilities of Intermediate Municipal, determined as provided for under Section 4.

(b) The assets of Intermediate Municipal to be acquired by Municipal Income shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Intermediate Municipal, and any deferred or prepaid expenses shown as an asset on the books of Intermediate Municipal on the Closing Date. Intermediate Municipal will pay or cause to be paid to Municipal Income any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Municipal Income hereunder, and Municipal Income will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of Intermediate Municipal to be assumed by Municipal Income shall include (except as otherwise provided for herein) all of Intermediate Municipal's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Intermediate Municipal agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Intermediate Municipal will constructively distribute to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Class A, Class T, Class B, Class C, and Institutional Class shares in exchange for such shareholders' shares of beneficial interest in the corresponding class of Intermediate Municipal and Intermediate Municipal will be liquidated in accordance with Intermediate Municipal's Amended and Restated Declaration of Trust. Shareholders of Class A, Class T, Class B, Class C, and Institutional Class of Intermediate Municipal will receive shares of the corresponding class of Municipal Income equal in value to the shares of Intermediate Municipal they are surrendering, based upon the relative net asset values of Class A (Intermediate Municipal) to Class A (Municipal Income), Class T (Intermediate Municipal) to Class T (Municipal Income), Class B (Intermediate Municipal) to Class B (Municipal Income), Class C (Intermediate Municipal) to Class C (Municipal Income), and Institutional Class (Intermediate Municipal) to Institutional Class (Municipal Income), respectively, as of the Closing Date. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on Municipal Income's share transfer books in the names of the Intermediate Municipal shareholders and transferring the Municipal Income Class Shares shares thereto. Each Intermediate Municipal shareholder's account shall be credited with the respective number of full and fractional (rounded to the third decimal place) Municipal Income Class Shares due that shareholder. All outstanding Intermediate Municipal shares, including any represented by certificates, shall simultaneously be canceled on Intermediate Municipal's share transfer records. Municipal Income shall not issue certificates representing the Municipal Income Class Shares in connection with the Reorganization.

(e) Any reporting responsibility of Intermediate Municipal is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Municipal Income Class Shares in a name other than that of the registered holder on Intermediate Municipal's books of the Intermediate Municipal shares constructively exchanged for the Municipal Income Class Shares shall be paid by the person to whom such Municipal Income Class Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b) As of the Closing Date, Municipal Income will deliver to Intermediate Municipal the number of Municipal Income Class Shares having a net asset value equal to the value of the net assets attributable to the corresponding class of Intermediate Municipal transferred hereunder less the liabilities of Intermediate Municipal, determined as provided in this Section 4.

(c) The net asset value per share of each class of the Municipal Income Class Shares to be delivered to Intermediate Municipal, the value of the assets of Intermediate Municipal transferred hereunder, the value of the liabilities of Intermediate Municipal to be assumed hereunder, and the net asset value per share of each class of Intermediate Municipal to be transferred hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of each class of the Municipal Income Class Shares shall be computed in the manner set forth in the then-current Prospectus and Statement of Additional Information of each class of Municipal Income, and the value of the assets and liabilities of Intermediate Municipal shall be computed in the manner set forth in the then-current Prospectus and Statement of Additional Information of each class of Intermediate Municipal.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR Corp., in accordance with its regular practice as pricing agent for Intermediate Municipal and Municipal Income.

5. FEES; EXPENSES.

(a) Intermediate Municipal shall be responsible for all expenses, fees and other charges in connection with the transactions contemplated by this Agreement, provided that they do not exceed each class's expense caps, as applicable. Expenses exceeding each class's expense cap will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities).

(b) Each of Municipal Income and Intermediate Municipal represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on May 25, 2000, or at some other time, date, and place agreed to by Intermediate Municipal and Municipal Income (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of each class of Intermediate Municipal and the net asset value per share of each class of Municipal Income is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. SHAREHOLDER MEETING AND TERMINATION OF INTERMEDIATE MUNICIPAL.

(a) Intermediate Municipal agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Municipal Income as herein provided, adopting this Agreement, and authorizing the liquidation of Intermediate Municipal.

(b) Intermediate Municipal agrees that as soon as reasonably practicable after distribution of the Municipal Income Class Shares, Intermediate Municipal shall be terminated as a series of Fidelity Advisor Series II pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Intermediate Municipal shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF MUNICIPAL INCOME.

(a) That Intermediate Municipal furnishes to Municipal Income a statement, dated as of the Closing Date, signed by an officer of Fidelity Advisor Series II, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Intermediate Municipal made in this Agreement are true and correct in all material respects and that Intermediate Municipal has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That Intermediate Municipal furnishes Municipal Income with copies of the resolutions, certified by an officer of Fidelity Advisor Series II, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of Intermediate Municipal;

(c) That, on or prior to the Closing Date, Intermediate Municipal will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Intermediate Municipal substantially all of Intermediate Municipal's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That Intermediate Municipal shall deliver to Municipal Income at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Intermediate Municipal's behalf by its Treasurer or Assistant Treasurer;

(e) That Intermediate Municipal's custodian shall deliver to Municipal Income a certificate identifying the assets of Intermediate Municipal held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Municipal Income; (ii) Intermediate Municipal's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;

(f) That Intermediate Municipal's transfer agent shall deliver to Municipal Income at the Closing a certificate setting forth the number of shares of each class of Intermediate Municipal outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) That Intermediate Municipal calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Municipal Income as herein provided, adopting this Agreement, and authorizing the liquidation and termination of Intermediate Municipal;

(h) That Intermediate Municipal delivers to Municipal Income a certificate of an officer of Fidelity Advisor Series II, dated as of the Closing Date, that there has been no material adverse change in Intermediate Municipal's financial position since October 31, 1999, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of Intermediate Municipal shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Intermediate Municipal or its transfer agent by Municipal Income or its agents shall have revealed otherwise, Intermediate Municipal shall have taken all actions that in the opinion of Municipal Income are necessary to remedy any prior failure on the part of Intermediate Municipal to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF INTERMEDIATE MUNICIPAL.

(a) That Municipal Income shall have executed and delivered to Intermediate Municipal an Assumption of Liabilities, certified by an officer of Fidelity Advisor Series II, dated as of the Closing Date pursuant to which Municipal Income will assume all of the liabilities of Intermediate Municipal existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Municipal Income furnishes to Intermediate Municipal a statement, dated as of the Closing Date, signed by an officer of Fidelity Advisor Series II, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Municipal Income made in this Agreement are true and correct in all material respects, and Municipal Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That Intermediate Municipal shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to Intermediate Municipal and Municipal Income, to the effect that the Municipal Income Class Shares are duly authorized and upon delivery to Intermediate Municipal as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Municipal Income (except as disclosed in Municipal Income's Statement of Additional Information) and no shareholder of Municipal Income has any preemptive right of subscription or purchase in respect thereof.

10. CONDITIONS TO OBLIGATIONS OF MUNICIPAL INCOME AND INTERMEDIATE MUNICIPAL.

(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of Intermediate Municipal;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Municipal Income or Intermediate Municipal to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Municipal Income or Intermediate Municipal, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Kirkpatrick & Lockhart LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Municipal Income and Intermediate Municipal, threatened by the Commission; and

(f) That Municipal Income and Intermediate Municipal shall have received an opinion of Kirkpatrick & Lockhart LLP satisfactory to Municipal Income and Intermediate Municipal that for federal income tax purposes:

(i) The Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and Intermediate Municipal and Municipal Income will each be parties to the Reorganization under section 368(b) of the Code;

(ii) No gain or loss will be recognized by Intermediate Municipal upon the transfer of all of its assets to Municipal Income in exchange solely for the Municipal Income Class Shares and the assumption of Intermediate Municipal's liabilities followed by the distribution of those Municipal Income Class Shares to the shareholders of the corresponding class of Intermediate Municipal in liquidation of Intermediate Municipal;

(iii) No gain or loss will be recognized by Municipal Income on the receipt of Intermediate Municipal's assets in exchange solely for the Municipal Income Class Shares and the assumption of Intermediate Municipal's liabilities;

(iv) The basis of Intermediate Municipal's assets in the hands of Municipal Income will be the same as the basis of such assets in Intermediate Municipal's hands immediately prior to the Reorganization;

(v) Municipal Income's holding period in the assets to be received from Intermediate Municipal will include Intermediate Municipal's holding period in such assets;

(vi) An Intermediate Municipal shareholder will recognize no gain or loss on the exchange of each class of his or her shares of beneficial interest in Intermediate Municipal for the Municipal Income Class Shares of the corresponding class in the Reorganization;

(vii) An Intermediate Municipal shareholder's basis in the Municipal Income Class Shares to be received by him or her will be the same as his or her basis in the Intermediate Municipal shares of the corresponding class exchanged therefor; and

(viii) An Intermediate Municipal shareholder's holding period for his or her Municipal Income Class Shares will include the holding period of Intermediate Municipal shares of the corresponding class exchanged, provided that those Intermediate Municipal shares were held as capital assets on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither Intermediate Municipal nor Municipal Income may waive the conditions set forth in this subsection 10(f).

11. COVENANTS OF MUNICIPAL INCOME AND INTERMEDIATE MUNICIPAL.

(a) Municipal Income and Intermediate Municipal each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;

(b) Intermediate Municipal covenants that it is not acquiring the Municipal Income Class Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) Intermediate Municipal covenants that it will assist Municipal Income in obtaining such information as Municipal Income reasonably requests concerning the beneficial ownership of Intermediate Municipal's shares; and

(d) Intermediate Municipal covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law and after the Closing Date, Intermediate Municipal will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Municipal Income and Intermediate Municipal may terminate this Agreement by mutual agreement. In addition, either Municipal Income or Intermediate Municipal may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of Intermediate Municipal or Municipal Income, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Municipal Income or Intermediate Municipal; provided, however, that following the shareholders' meeting called by Intermediate Municipal pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Municipal Income Class Shares to be paid to shareholders of each class of Intermediate Municipal under this Agreement to the detriment of such shareholders without their further approval.

(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. DECLARATIONS OF TRUST.

A copy of each Fund's Declaration of Trust, as restated and amended, is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY ADVISOR SERIES II:
on behalf of Fidelity Advisor Intermediate Municipal Income Fund

/s/ Robert C. Pozen

Robert C. Pozen
Senior Vice President

FIDELITY ADVISOR SERIES II:
on behalf of Fidelity Advisor Municipal Income Fund

/s/ Robert C. Pozen

Robert C. Pozen
Senior Vice President

FMR hereby agrees to assume the expenses provided for in accordance with Section 5 of this Agreement.

ACCEPTED AND AGREED:
FIDELITY MANAGEMENT & RESEARCH COMPANY

/s/ Robert C. Pozen

Robert C. Pozen
President